Exhibit 8
---------

                                Form of Opinion
                             Bingham, Dana & Gould
                               150 Federal Street
                          Boston, Massachusetts 02110


                                          , 199


Chemex Pharmaceuticals, Inc.
One Executive Drive
Fort Lee, New Jersey 07024


Ladies and Gentlemen:

        This opinion is furnished to you pursuant to Section 6.17 of the Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), dated as of October 3, 1995, as amended and restated as of October 31, 1995, between Chemex Pharmaceuticals, Inc., a Delaware corporation ("Chemex"), and ACCESS Pharmaceuticals, Inc., a Texas corporation ("ACCESS"). The Merger Agreement provides for the merger (the "Merger") of ACCESS with and into Chemex. Except as specifically provided below, all capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

        We have acted as special tax counsel for Chemex in connection with, and in such capacity are familiar with the principal terms of, the proposed
Merger. In connection with this opinion we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Merger Agreement, the draft Joint Proxy Statement/Prospectus (the "Joint Proxy/Prospectus") included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on November 7, 1995, and as amended by
Amendment No. 1 filed with the Commission on December 14, 1995 by Chemex in connection with the Merger, and related documents, including the Exhibits and Schedules to the Merger Agreement (collectively, the "Documents"). In that examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies.

        As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations of the various parties set forth in the Documents and on certificates delivered to us by each of ACCESS, Chemex and certain stockholders of ACCESS dated on or about the date hereof, copies of which are attached hereto (the "Certificates"). We have assumed with your permission, that the Merger constitutes a merger in accordance with and under the laws of the State of Texas insofar as the same apply to the Merger. In addition, our opinion assumes that (i) all representations set forth in the Documents and in such Certificates are true and correct in all material aspects at and as of the date of the Merger, (ii) the Merger Agreement is implemented in accordance with its terms and consistent with the representation set out in the Documents and Certificates, and (iii) stockholders owning in the aggregate no more than 10% of the ACCESS Stock will demand and perfect appraisal rights under the Texas Business Corporation Act. Our opinion is limited solely to the specific matters addressed herein and is based on the provisions of the federal Internal Revenue Code as now in effect (the "Code"), and the regulations, rulings, and interpretations thereof in force as of this date. We assume no obligation to update our opinion to reflect any changes in law or in the interpretation thereof that may hereafter occur.

Chemex Pharmaceuticals, Inc.
           , 199
Page 2

        On the basis of and subject to the foregoing, we are of the opinion that for federal income tax purposes, the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and that, therefore, no gain or loss will be recognized by Chemex or ACCESS as a result of the Merger.

        This opinion is being delivered solely to you for your use in connection with the referenced transaction, and may not be relied upon by any other person or used for any other purpose.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement.

                                                Very truly yours,



                                                -------------------------
                                                BINGHAM, DANA & GOULD